NOTE



$3,000,000                                                    New York, New York
                                                                    June 4, 1999


          FOR VALUE RECEIVED, the undersigned, GSE PROCESS SOLUTIONS, INC. ("Process") and GSE POWER SYSTEMS, INC. ("Power"; collectively with Process, the "Borrowers"), hereby unconditionally, jointly and severally promise to pay to the order of DIME COMMERCIAL CORP. (the "Lender") on the Termination Date the principal amount of Three Million Dollars ($3,000,000) or, if less, the aggregate outstanding principal amount of the Loans made by the Lender to Process under the Agreement referred to below, and to pay interest on the unpaid principal amount of each such Loan for the period commencing on the date of such Loan until such Loan shall have been paid in full at the rates per annum and on the dates provided in the Loan and Security Agreement dated the date hereof among the Borrowers, GSE Systems, Inc., MSHI, Inc., GP International Engineering & Simulation, Inc. and the Lender (as it may from time to time be amended, modified, restated or supplemented, the "Agreement") and as calculated therein.

          All indebtedness outstanding under this Note shall bear interest (computed in the same manner as interest on this Note prior to maturity) after the occurrence of any Event of Default as set forth in the Agreement, at the Default Rate (as such term is defined in the Agreement), and all such interest shall be payable on demand.

          Payments of both principal and interest on this Note are to be made at the office of the Lender provided for in the Agreement in lawful money of the United States of America and in immediately available funds. Credit for any payments made by either Borrower shall, for the purpose of computing interest, be given in accordance with the Agreement.

          This Note is secured in the manner provided in the Agreement, is subject to prepayment upon the terms and conditions thereof and is entitled to the benefits thereof.

          Upon the occurrence of any Event of Default, as defined in the Agreement, the principal amount of and accrued interest on this Note may be declared to be, or shall automatically become, due and payable in the manner and with the effect provided in the Agreement.


          The Borrowers shall pay all costs and expenses of collection, including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Lender in connection with collection of this Note.

          Except to the extent such waiver is prohibited by law, each Borrower waives presentment, demand and protest and notice of presentment, demand, protest and non-payment and any other notice of any kind in connection with this Note.

               THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.


                                                     GSE PROCESS SOLUTIONS, INC.


                                                     By_______________________



                                                     GSE POWER SYSTEMS, INC.


                                                     By_______________________




                                SCHEDULE TO NOTE



               This Note evidences Loans made under the within described Agreement, in the principal amounts, and on the dates set forth below, subject to the payments or prepayments of principal set forth below:

                  Principal         Principal
                   Amount of        Amount Paid        Balance
Date Made           Loan            or Prepaid       Outstanding       Initials
---------         ----------        -----------      -----------       --------
